As filed with the Securities and Exchange Commission on June 19, 2013

Registration No. 333-176884

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gentherm Incorporated

(Exact name of Registrant as specified in its charter)

Michigan	95-4318554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number.)

21680 Haggerty Rd., Suite 101 Northville, MI	48167
(Address of principal executive offices)	(Zip code)

GENTHERM INCORPORATED 2011 EQUITY INCENTIVE PLAN (F/K/A THE AMERIGON

INCORPORATED 2011 EQUITY INCENTIVE PLAN)

GENTHERM INCORPORATED 2013 EQUITY INCENTIVE PLAN

(Full title of the plan)

Daniel R. Coker

President and Chief Executive Officer

Gentherm Incorporated

21680 Haggerty Rd., Suite 101

Northville, MI 48167

(248) 504-0500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael S. Ben, Esq.

Honigman Miller Schwartz and Cohn LLP

2290 First National Building

660 Woodward Ave.

Detroit, Michigan 48226-3506

(313) 465-7316 (telephone)

(313) 465-7317 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Effective as of May 16, 2013, Gentherm Incorporated, a Michigan corporation (the “Registrant”) adopted the Gentherm Incorporated 2013 Equity Incentive Plan (the “2013 Plan”). The 2013 Plan permits the issuance of, among other things, a maximum of (i) 2,307,000 shares of the Registrant’s common stock, no par value (the “Common Stock”) that were previously reserved for issuance but never awarded (the “Unused Shares”) under the Gentherm Incorporated 2011 Equity Incentive Plan, f/k/a the Amerigon Incorporated 2006 Equity Incentive Plan (the “2011 Plan”), and (ii) an indeterminate number of shares Common Stock that were subject to awards under the 2011 Plan that expire, are terminated, surrendered or cancelled without the delivery of Common Stock in the case of stock options or are forfeited or reacquired by the Company in accordance with the terms of the 2011 Plan in the case of unvested restricted stock awards (the “Outstanding Shares”). The Unused Shares and the Outstanding Shares were previously registered on the Registrant’s Registration Statement on Form S-8 (Commission File No. No. 333-176884), which was originally filed on September 16, 2011 (the “2011 Registration Statement”). Accordingly, the purpose of this Post-Effective Amendment No. 1 to the 2011 Registration Statement is to permit the Registrant to issue the Common Stock registered thereunder in accordance with the terms of the 2013 Plan as well. As a result, the 2011 Registration Statement now covers Common Stock issuable under both the 2011 Plan and the 2013 Plan.

Except to the extent specified above, the 2011 Registration Statement as previously filed is not amended or otherwise affected by this Post-Effective Amendment No. 1 thereto.

Item 8.	Exhibits.

Exhibit No.	Description

4.6	Gentherm Incorporated 2013 Equity Incentive Plan, incorporated by reference to Appendix A to the Registrant’s Proxy Statement filed on Schedule 14A with the Commission on April 22, 2013

5.2*	Opinion of Honigman Miller Schwartz and Cohn LLP

23.4*	Consent of Honigman Miller Schwartz and Cohn LLP (included in its opinion filed as Exhibit 5.2 to this Registration Statement)

24.1*	Power of Attorney (included after the signature of the Registrant contained on Signature Page 1 of this Registration Statement)

*	Filed herewith

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northville, State of Michigan, on June 19, 2013.

GENTHERM INCORPORATED

By:	/s/ DANIEL R. COKER
Daniel R. Coker
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel R. Coker and Barry G. Steele as his true and lawful attorneys-in-fact and agents with full power of substitution, severally, for him in any and all capacities, to sign this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of Gentherm Incorporated, and any or all amendments (including post-effective amendments thereto), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DANIEL R. COKER	Director, President and Chief Executive Officer	June 19, 2013
Daniel R. Coker

/s/ BARRY G. STEELE	Chief Financial Officer	June 19, 2013
Barry G. Steele

/s/ OSCAR B. MARX III	Director, Chairman of the Board	June 19, 2013
Oscar B. Marx III

/s/ LEWIS BOOTH	Director	June 19, 2013
Lewis Booth

/s/ FRANCOIS J. CASTAING	Director	June 19, 2013
Francois J. Castaing

/s/ SOPHIE DESORMIERE	Director	June 19, 2013
Sophie Desormiere

/s/ MAURICE E.P. GUNDERSON	Director	June 19, 2013
Maurice E.P. Gunderson

/s/ CARLOS MAZZORIN	Director	June 19, 2013
Carlos Mazzorin

S-1

/s/ FRANZ SCHERER	Director	June 19, 2013
Franz Scherer

/s/ BYRON SHAW	Director	June 19, 2013
Byron Shaw

S-2

EXHIBIT INDEX

Exhibit No.	Description

4.6	Gentherm Incorporated 2013 Equity Incentive Plan, incorporated by reference to Appendix A to the Registrant’s Proxy Statement filed on Schedule 14A with the Commission on April 22, 2013

5.2*	Opinion of Honigman Miller Schwartz and Cohn LLP

23.4*	Consent of Honigman Miller Schwartz and Cohn LLP (included in its opinion filed as Exhibit 5.2 to this Registration Statement)

24.1*	Power of Attorney (included after the signature of the Registrant contained on Signature Page 1 of this Registration Statement)

*	Filed herewith